EXHIBIT 99

February 2, 2006	FOR IMMEDIATE RELEASE
CONTACT: Kelly Polonus, Great Southern, 1.417.895.5242 kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. To Hold 17th Annual Meeting of Shareholders

Springfield, Mo. (NASDAQ: GSBC) - Great Southern Bancorp, Inc., the holding company of Great Southern Bank, will hold its 17th Annual Meeting of Shareholders at 10:30 a.m. CDT on Wednesday, May 17, 2006, at the Embassy Suites Hotel Northwest Arkansas, 3303 Pinnacle Hills Parkway, Rogers, Ark.

Holders of Great Southern Bancorp, Inc. common stock at the close of business on the record date, March 8, 2006, can vote at the annual meeting, either in person or by proxy.

Material to be presented at the Annual Meeting will be available on the company's Web site, www.greatsouthernbank.com, prior to the start of the meeting.

With total assets of $2.1 billion, Great Southern offers banking, investment, insurance and travel services. Headquartered in Springfield, Mo., Great Southern operates 35 retail banking centers and 170 ATMs throughout southwest and central Missouri. The company also serves lending needs through loan production offices in Overland Park, Kan., Rogers, Ark., and St. Louis, Mo. Great Southern Bancorp's common stock (ticker: GSBC) is listed on the NASDAQ stock exchange.

www.greatsouthernbank.com